Exhibit 99.1

Albany International Reports Third-quarter 2019 Results

Albany International Reports Strong Net Sales Growth

Albany International Increases 2019 Profit Guidance

ROCHESTER, N.H.--(BUSINESS WIRE)--October 29, 2019--Albany International Corp. (NYSE:AIN) today reported operating results for its 2019 third quarter, which ended September 30, 2019.

“Albany International delivered another very strong quarter in Q3 2019. Total company Net sales growth over last year was an impressive 8%, and 9% on a constant dollar basis. We also continued to deliver strong profitability: compared to Q3 2018, our Net income grew approximately 43%. I thank all of Albany’s employees for contributing to these results,” said Albany International President and Chief Executive Officer Olivier Jarrault.

“The focus on customer service levels and on product innovation leadership, as well as the continued deployment of a standardized, disciplined operating system, have resulted in our ability to deliver outstanding performance across the company. The Engineered Composites segment delivered 27% revenue growth, or 28% on a constant dollar basis, leading to the highest revenue quarter in the segment’s history, with operating profit of $17 million and an Adjusted EBITDA margin of 24%, due to a continued focus on labor productivity and operational efficiencies. In the Machine Clothing segment, we delivered another solid quarter: this was the third consecutive quarter of improved gross margins, hitting 52.4% for the third quarter.”

For the third quarter ended September 30, 2019:

  Net sales were $271.1 million, an increase of 7.6% compared to the prior year, reflecting strong growth in Engineered Composites partially offset by lower sales in the Machine Clothing segment.
  Gross profit of $104.1 million was up from $92.4 million for the same period of 2018, an increase of 12.7%. The increase was driven by the overall increase in net sales and by gross margin expansion in both segments.
  Operating income was $55.7 million, compared to $40.8 million in the prior year, an increase of 36.4%, driven by higher gross profit and lower restructuring and STG&R expenses.
  The effective tax rate was 24.7%, compared to 28.9% during the same period last year. The effective tax rates include discrete tax items and a change in the estimated income tax rate which reduced third-quarter Income tax expense by $1.5 million in 2019 and by $0.4 million in 2018.
  Net income attributable to the Company was $40.0 million ($1.24 per share), compared to $27.7 million ($0.86 per share) in Q3 2018. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $1.17 per share, compared to $0.85 per share in Q3 2018.
  Adjusted EBITDA (a non-GAAP measure) was $71.4 million, compared to $62.7 million in Q3 2018, an increase of 13.9%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“Stronger performance than we had expected this quarter – driven by better-than-expected North American machine clothing performance, favorable net changes in estimated long-term contract profitability, and pull-ahead of LEAP-1B component revenues from future periods –have led us to increase our profit guidance for the full year,” said Albany International Chief Financial Officer and Treasurer Stephen Nolan. “We will provide a complete update on 2020 expectations when we release our fourth-quarter 2019 results, but some of the drivers of our strong performance this year will create headwinds to year-over-year comparative performance in 2020.”

Outlook for Full-Year 2019

Albany International is updating its financial guidance for the full-year 2019:

  Machine Clothing revenue of $595 to $605 million – in line with previous guidance of relatively stable on a currency-neutral basis to 2018;
  Machine Clothing Adjusted EBITDA of between $205 and $215 million, up $10 million from the previous guidance range;
  Engineered Composites revenue between $445 to $455 million, within the prior guidance range of revenue growth compared to 2018 of between 20-25%;
  Engineered Composites Adjusted EBITDA of $95 to $105 million, where no prior quantitative guidance had been provided;
  Total company revenue of between $1.04 and $1.06 billion, revised from prior guidance of $1.05 to $1.08 billion;
  Effective income tax rate, including tax adjustments, of 26% to 27%, down from the prior guidance of 27% to 29%;
  Total company depreciation and amortization of between $69 and $73 million, down slightly from prior guidance of $70 to $75 million;
  Capital expenditures in the range of $70 to $80 million, down from the prior guidance of $80 to $90 million;
  GAAP earnings per share of between $3.81 and $4.01, up from the prior guidance of between $3.04 and $3.34; and
  Adjusted earnings per share of between $3.75 and $3.95, up from the prior guidance of between $3.05 and $3.35

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,

2019		2018		2019		2018

$271,133		$251,889	Net sales	$796,454		$730,866
167,026		159,487	Cost of goods sold	495,394		469,039

104,107		92,402	Gross profit	301,060		261,827
39,841		39,058	Selling, general, and administrative expenses	121,602		117,646
8,832		9,958	Technical and research expenses	28,323		30,473
(244)		2,552	Restructuring expenses, net	1,139		13,714

55,678		40,834	Operating income	149,996		99,994
3,987		4,621	Interest expense, net	13,035		13,530
(1,628)		(3,151)	Other income, net	(1,906)		(973)

53,319		39,364	Income before income taxes	138,867		87,437
13,194		11,359	Income tax expense	35,075		21,690

40,125		28,005	Net income	103,792		65,747
116		269	Net income attributable to the noncontrolling interest	539		447
$40,009		$27,736	Net income attributable to the Company	103,253		$65,300

$1.24		$0.86	Earnings per share attributable to Company shareholders - Basic	$3.20		$2.02

$1.24		$0.86	Earnings per share attributable to Company shareholders - Diluted	$3.20		$2.02

			Shares of the Company used in computing earnings per share:
32,306		32,264	Basic	32,293		32,247

32,317		32,280	Diluted	32,305		32,263

$0.18		$0.17	Dividends declared per share, Class A and Class B	$0.54		$0.51

ALBANY INTERNATIONAL CORP. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$173,739	$197,755
Accounts receivable, net	224,232	223,176
Contract assets	64,571	57,447
Inventories	105,705	85,904
Income taxes prepaid and receivable	6,774	7,473
Prepaid expenses and other current assets	24,849	21,294
Total current assets	$599,870	$593,049

Property, plant and equipment, net	449,299	462,055
Intangibles, net	44,530	49,206
Goodwill	162,075	164,382
Deferred income taxes	51,761	62,622
Noncurrent receivables	45,699	45,061
Other assets	51,488	41,617
Total assets	$1,404,722	$1,417,992

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$60,994	$52,246
Accrued liabilities	122,741	129,030
Current maturities of long-term debt	20	1,224
Income taxes payable	7,787	6,806
Total current liabilities	191,542	189,306

Long-term debt	424,012	523,707
Other noncurrent liabilities	118,153	88,277
Deferred taxes and other liabilities	7,934	8,422
Total liabilities	741,641	809,712

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	-	-
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; issued 39,098,292 in 2019 and 37,450,329 in 2018	39	37
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2019 and 3,233,998 in 2018	2	3
Additional paid in capital	431,860	430,555
Retained earnings	675,491	589,645
Accumulated items of other comprehensive income:
Translation adjustments	(139,153)	(115,976)
Pension and postretirement liability adjustments	(48,146)	(47,109)
Derivative valuation adjustment	(4,172)	4,697
Treasury stock (Class A), at cost 8,408,770 shares in 2019 and 8,418,620 shares in 2018	(256,391)	(256,603)
Total Company shareholders' equity	659,530	605,249
Noncontrolling interest	3,551	3,031
Total equity	663,081	608,280
Total liabilities and shareholders' equity	$1,404,722	$1,417,992

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF CASH FLOW (in thousands) (unaudited)

	Three Months Ended September 30,				Nine Months ended September 30,
2019		2018		2019		2018
			OPERATING ACTIVITIES
$40,125		$28,005	Net income	$103,792		$65,747
			Adjustments to reconcile net income to net cash provided by operating activities:
15,672		17,436	Depreciation	46,659		52,852
1,582		2,366	Amortization	6,305		7,571
13,548		1,199	Change in deferred taxes and other liabilities	12,802		(7,012)
(5)		2,131	Provision for write-off of property, plant and equipment	1,101		3,255
151		150	Non-cash interest expense	454		304
790		543	Compensation and benefits paid or payable in Class A Common Stock	1,413		1,879
-		(10)	Fair value adjustment on foreign currency option	-		61

			Changes in operating assets and liabilities that provided cash:
(9,950)		(2,813)	Accounts receivable	(7,140)		(39,954)
(9,605)		3,040	Contract assets	(6,558)		(8,721)
(3,760)		(2,968)	Inventories	(21,927)		(16,408)
131		103	Prepaid expenses and other current assets	(4,057)		(5,117)
304		(551)	Income taxes prepaid and receivable	662		(454)
363		(2,728)	Accounts payable	7,837		6,154
3,407		7,552	Accrued liabilities	(8,762)		12,171
(5,611)		6,766	Income taxes payable	1,619		13,355
(339)		(4,676)	Noncurrent receivables	(679)		(8,846)
(2,251)		(5,102)	Other noncurrent liabilities	(4,411)		(6,333)
(1,055)		(5,728)	Other, net	(2,517)		(9,049)
43,497		44,715	Net cash provided by operating activities	126,593		61,455

			INVESTING ACTIVITIES
(13,442)		(21,441)	Purchases of property, plant and equipment	(48,846)		(60,564)
(257)		(78)	Purchased software	(306)		(130)
(13,699)		(21,519)	Net cash used in investing activities	(49,152)		(60,694)

			FINANCING ACTIVITIES
-		3,000	Proceeds from borrowings	20,000		26,031
(58,006)		(10,471)	Principal payments on debt	(95,014)		(24,614)
(298)		-	Principal payments on finance lease liabilities	(876)		-
-		-	Taxes paid in lieu of share issuance	(971)		(1,652)
33		52	Proceeds from options exercised	105		202
(5,814)		(5,485)	Dividends paid	(17,435)		(16,441)
(64,085)		(12,904)	Net cash used in financing activities	(94,191)		(16,474)

(7,207)		(4,443)	Effect of exchange rate changes on cash and cash equivalents	(7,266)		(7,421)

(41,494)		5,849	(Decrease)/increase in cash and cash equivalents	(24,016)		(23,134)
215,233		154,744	Cash and cash equivalents at beginning of period	197,755		183,727
$173,739		$160,593	Cash and cash equivalents at end of period	$173,739		$160,593

Reconciliation of non-GAAP measures to comparable GAAP measures

The following table presents Net sales and the effect of changes in currency translation rates:

(in $ thousands, except percentages)	Net Sales, as reported, Q3 2019	Decrease due to changes in currency translation rates	Q3 2019 sales on same basis as Q3 2018 currency translation rates	Net sales as reported, Q3 2018	% Change compared to Q3 2018, excluding currency rate effects
Machine Clothing	$151,324	$2,181	$153,505	$157,608	-2.6%
Albany Engineered Composites	119,809	1,163	120,972	94,281	28.3%
Total	$271,133	$3,344	$274,477	$251,889	9.0%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended September 30, 2019
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$51,906	$17,345	($13,573)	$55,678
Interest, taxes, and other income/(expense)	-	-	(15,553)	(15,553)
Net income/(loss) (GAAP)	51,906	17,345	(29,126)	40,125
Interest expense, net	-	-	3,987	3,987
Income tax expense	-	-	13,194	13,194
Depreciation and amortization expense	5,149	11,087	1,018	17,254
EBITDA (non-GAAP)	57,055	28,432	(10,927)	74,560
Restructuring expenses, net	(211)	(33)	-	(244)
Foreign currency revaluation (gains)/losses	(1,021)	341	(2,026)	(2,706)
Pre-tax (income) attributable to non-controlling interest	-	(161)	-	(161)
Adjusted EBITDA (non-GAAP)	$55,823	$28,579	($12,953)	$71,449
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	36.9%	23.9%	-	26.4%
Three months ended September 30, 2018
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$49,695	$3,613	($12,474)	$40,834
Interest, taxes, and other income/(expense)	-	-	(12,829)	(12,829)
Net income/(loss) (GAAP)	49,695	3,613	(25,303)	28,005
Interest expense, net	-	-	4,621	4,621
Income tax expense	-	-	11,359	11,359
Depreciation and amortization expense	7,727	10,892	1,183	19,802
EBITDA (non-GAAP)	57,422	14,505	(8,140)	63,787
Restructuring expenses, net	370	2,189	(7)	2,552
Foreign currency revaluation (gains)/losses	(39)	243	(3,439)	(3,235)
Pre-tax (income) attributable to non-controlling interest	-	(397)	-	(397)
Adjusted EBITDA (non-GAAP)	$57,753	$16,540	($11,586)	$62,707
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	36.6%	17.5%	-	24.9%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2019
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net (credit)	$(244)	$(67)	$(177)	$(0.01)
Foreign currency revaluation (gains)/losses	(2,706)	(744)	(1,962)	(0.06)
Three months ended September 30, 2018
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$2,552	$758	$1,794	$0.06
Foreign currency revaluation (gains)/losses	(3,235)	(961)	(2,274)	(0.07)

Resulting third quarter Adjusted EPS was as follows:

	Three months ended September 30,
Per Share Amounts (Basic)	2019	2018
Earnings per share (GAAP)	$1.24	$0.86
Restructuring expenses, net (after-tax)	(0.01)	0.06
Foreign currency revaluation (gains)/losses (after-tax)	(0.06)	(0.07)
Adjusted Earnings per share	$1.17	$0.85

The tables below provide a reconciliation of forecasted full-year 2019 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2019 Adjusted EBITDA	Machine Clothing		AEC
(in $ millions)	Low	High	Low	High
Net income attributable to the Company (GAAP)	$184	$192	$51	$59
Interest expense, net	-	-	-	-
Income tax expense	-	-	-	-
Depreciation and amortization	21	23	44	46
EBITDA (non-GAAP)	205	215	95	105
Restructuring expenses, net (a)	1	1	-	-
Foreign currency revaluation (gains)/losses (a)	(1)	(1)	1	1
Pre-tax (income) attributable to non-controlling interest	-	-	(1)	(1)
Adjusted EBITDA (non-GAAP)	$205	$215	$95	$105
Forecast of Full Year 2019 Adjusted EBITDA	Total Company
(in $ millions)	Low	High
Net income attributable to the Company (GAAP)	$123	$129
Interest expense, net	17	16
Income tax expense	45	46
Depreciation and amortization	69	73
EBITDA (non-GAAP)	254	264
Restructuring expenses, net (a)	1	1
Foreign currency revaluation (gains)/losses (a)	(4)	(4)
Pre-tax (income) attributable to non-controlling interest	(1)	(1)
Adjusted EBITDA (non-GAAP)	$250	$260
Forecast of Full Year 2019 Adjusted Earnings Per Share
Per Share Amounts – Basic (b)	Low	High
Earnings per share (GAAP)	$3.81	$4.01
Restructuring expenses, net (a)	0.02	0.02
Foreign currency revaluation (gains)/losses (a)	(0.08)	(0.08)
Adjusted Earnings per share (non-GAAP)	$3.75	$3.95
  Due to the uncertainty of these items, full year forecast is estimated as equal to actual results through Q3 2019
  Calculations based on shares outstanding estimate of 32.3 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of fabrics and process felts used in the manufacture of all grades of paper products. Albany Engineered Composites is a rapidly growing designer and manufacturer of advanced materials-based engineered components for jet engine and airframe applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 22 plants in 10 countries, employs 4,700 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt and changes in Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, and inventory write-offs associated with discontinued businesses; charges and credits related to pension plan settlements; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using the income tax rate based on income from continuing operations and the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2019 and in future years; expectations in 2019 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs, 603-330-5897
john.hobbs@albint.com